EXHIBIT 10(l)

                    THIRD AMENDMENT TO OPTION AGREEMENT
                    AND GRANT OF EXPLORATION RIGHTS

     THIS AGREEMENT made and entered into effective as of August 15, 1996, by and between UNION PACIFIC RESOURCES GROUP, INC., a Utah corporation formerly known as Union Pacific Minerals, Inc. (hereinafter called "Union Pacific") and ROYAL GOLD, INC., a Delaware corporation (hereinafter called "Royal").

                    WITNESSETH:

     WHEREAS, Union Pacific and Royal entered into an Option Agreement and Grant of Exploration Rights dated effective as of May 1, 1994 (hereinafter called the "Option Agreement") granting Royal certain exploration and option rights in lands administered by Union Pacific, and

     WHEREAS, Union Pacific and Royal previously amended the Option Agreement by Amendment to Option Agreement and Grant of Exploration Rights dated effective as of November 30, 1994, and Second Amendment to Option Agreement and Grant of Exploration Rights dated effective as of January 1, 1996, and

     WHEREAS, Union Pacific and Royal desire to further amend the Option Agreement effective as of the effective date hereof,

     NOW, THEREFORE, in consideration of the premises, Union Pacific and Royal, intending to be legally bound, hereby agree as follows:

     1. Royal hereby elects to extend the term of the Option Agreement, as heretofore and herein amended, for the second segment of the first Extension Period and Union Pacific agrees to such extension, subject to verification that Royal fulfilled the minimum expenditure obligation contained in Section 6 during the first segment of the first Extension Period.

     2. Notwithstanding any prior selections of property made by Royal pursuant to the Option Agreement, the Subject Property (defined in Section 2C of the Option Agreement) shall, as of the effective date hereof, comprise and consist of the lands described in Exhibits 1, 2 and 3 attached hereto.

     3. Section 2B of the Option Agreement is hereby amended to provide as follows:

          "B.  The lands and interests from which Royal shall make the
     selections     provided for in Section 2A shall include and shall be
     restricted to the mineral estates and mineral rights owned, held or administered by Union Pacific Land Resources Corporation within the exterior boundaries of the State Line Diamond Area described in Exhibit
     B attached hereto.  All lands and interests held or administered by
     Union Pacific Railroad   Company lying within the State Line Diamond Area
     are expressly excluded from the coverage of this Agreement."

     4. Section 2E of the Option Agreement is hereby amended to provide as follows:

          "E. Union Pacific hereby grants to Royal the further, non-exclusive right, to by exercised at any time while this Option Agreement remains in effect until December 31, 1997, to substitute or add other lands and interests described in Section 2B for the lands and interests theretofore selected and made part of the Subject Property. Substitution or addition of lands and interests under this Section 2E shall be on an acre-for-acre basis. Royal may provide Union Pacific with one or more written notices of substitution or addition during the period contemplated by this provision. Each such notice of substitution or addition shall describe the lands and interests to be selected and added to the Subject property in detail by government subdivision and shall describe the lands and interests to be "dropped" from the Subject Property (and from the coverage of this Agreement) in similar detail. The total amount of lands, rights and interests included in the Subject Property at any time during the term hereof shall not exceed 50,000 acres and such lands and interests shall consist of not more that one reasonably compact units."

     5. The provisions of Section 6 of the Option Agreement, as amended, relating to the second Extension Period are hereby further amended to provide as follows:

     (a) The second Extension Period shall be divided into two time segments and each segment shall have a minimum expenditure obligation.
     The fist segment of the second Extension Period shall comprise the period beginning January 1, 1997 and ending December 31, 1997. The second segment of the second Extension Period shall comprise the period beginning January 1, 1998 and ending December 31, 1998. Royal shall expend a minimum of Three Hundred Seventy Five Thousand Dollars ($375,000.00) in qualified work expenditures during the first segment of the second Extension Period. If Royal elects to extend the term hereof for the second segment of the second Extension Period Royal shall expend a minimum of Three Hundred Seventy Five Thousand Dollars (375,000.00) in qualified work expenditures during the second segment of the second Extension Period.

     (b) Royal shall provide Union Pacific written notice of its election to extend the term hereof for the first segment of the second extension Period on or before December 1, 1996. Royal shall provide Union Pacific written notice of its election to extend the term hereof for the second segment of the second Extension Period on or before November 30, 1997.

     (c) Any excess work expenditure during the first segment of the second Extension Period shall be credited against Royal's minimum expenditure obligation for the second segment of the second Extension Period.

     (d) Royal shall have no right to extend for the second segment of the second Extension Period unless it fulfills its minimum expenditure obligation for the first segment of the second Extension Period.

     (e) In the event that Royal fails to expend a minimum of $375,000.00 in qualified work expenditures during the first segment of the second Extension Period (having qualified to extend the term hereof for the first segment of the second Extension Period by having fulfilled its minimum expenditure obligation for the first Extension Period), Royal shall, promptly following the end of the first segment of the second Extension Period, pay to Union Pacific, in cash, as liquidated and agreed damages, an amount equal to $375,000.00 less (i) credits available due to excess expenditures during the first Extension Period, as above provided in this Section 6, and (ii) the amount of qualified work expenditures made during the first segment of the second Extension Period. In the event that Royal fulfills its minimum expenditure obligation for the first segment of the second Extension Period, elects to extend the term hereof for the second segment of the second Extension Period, and thereafter fails to expend a minimum of $375,000.00 during such second segment of the second Extension Period (subject to credit as above provided), Royal shall, promptly following the end of the second segment of the second Extension Period, pay to Union Pacific in cash, as liquidated an agreed damages, an amount equal to $375,000.00 less (i) credits available due to excess expenditures during the first segment of the second Extension Period, as above provided in this Section 6, and
     (ii) the amount of qualified work expenditures made during the second segment of the second Extension Period.

     (f) If Royal is eligible to and elects to extend the term hereof for the first segment of the second Extension Period and if Royal shall have selected pursuant to Section 2E hereof any lands and interests within the exterior boundaries of the State Line Diamond Area described in Exhibit B attached hereto, Royal shall become obligated, as a firm commitment, to expend a minimum of One Hundred Thousand Dollars
     ($100,000.00) in    qualified work expenditures on or for the direct
     benefit of the selected lands and interests within the State Line Diamond Area during the first segment of the second Extension Period. The $100,000.00 minimum expenditure obligation, if it arises, shall not enlarge the minimum expenditure obligation for the first segment of the second Extension Period provided for above, and the amount spent in satisfaction of said $100,000.00 minimum expenditure obligation shall constitute a credit against such minimum expenditure obligation. In the event that Royal is eligible to and elects to extended the term hereof for the first segment of the second Extension Period, has selected lands and interests within the State Line Diamond Area pursuant to Section 2E, and thereafter fails to expend a minimum of $100,000.00 in qualified work expenditures on or for the benefit of such selected lands and interests prior to the end of the first segment of such second Extension Period, Royal shall, promptly following the end of the first segment of the second Extension Period, irrespective of the amount of any other qualified work expenditures made by Royal during the Initial Term, the first Extension Period, pay to Union Pacific in cash as liquidated and agreed damages, an amount equal to $100,000.00 less the amount of qualified work expenditures made on or for the direct benefit of the selected lands and interests within the State Line Diamond Area during the first segment of the second Extension Period.

     7. This instrument constitutes an amendment to the Option Agreement and Grant of Exploration Rights. As herein and heretofore amended, the Option Agreement and Grant of Exploration Rights shall continue in full force and effect according to its terms.

     IN WITNESS WHEREOF, Union Pacific and Royal have executed this Third Amendment to Option Agreement and Grant of Exploration Rights to be effective as of the day and year first above written.

     EXECUTED:                August 22, 1996

                              UNION PACIFIC:
                              UNION PACIFIC RESOURCES GROUP, INC.

Attest:        /S/                 By:        /S/
       ------------------              ----------------
       Cherie A. Helstrom              V. Richard Eales
       Assistant Secretary             Executive Vice President


Attest:        /S/                 By:        /S/
       --------------                   ---------------
       Karen P. Gross                   Stanley Dempsey
       Secretary                        Chairman of the Board

STATE OF TEXAS )
               )    ss.
COUNTY OF TARRANT   )

     The foregoing instrument was acknowledged before me by V. Richard Eales as Executive Vice President of UNION PACIFIC RESOURCES GROUP, INC., a Utah corporation, this 22nd day of August, 1996

     WITNESS my hand and official seal.

                                         /S/
                                   -----------
                                   Sylvia Hill
                                   Notary Public
My commission expires: 4/20/2000

STATE OF COLORADO             )
                         )    ss.
CITY AND COUNTY OF DENVER     )


     The foregoing instrument was acknowledged before me by Stanley Dempsey as Chairman of the Board of ROYAL GOLD, INC., a Delaware corporation, this 6th day of August, 1996.

     WITNESS my hand and official seal.

                                          /S/
                                   ----------------------
                                   Karen Passavanti Gross
                                   Notary Public
My commission expires: July 2, 1999